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                                                                     EXHIBIT (J)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Sun Capital Advisers Trust (File Nos. 333-59093 and 811-08879) of our report dated February 9, 2001 appearing in the annual report to shareholders for the year ended December 31, 2000, of Sun Capital Money Market Fund, Sun Capital Investment Grade Bond Fund, Sun Capital Real Estate Fund, Sun Capital Blue Chip Mid Cap Fund, Sun Capital Investors Foundation Fund, Sun Capital Select Equity Fund, Sun Capital Davis Financial Fund, Sun Capital Davis Venture Value Fund, Sun Capital Value Equity Fund, Sun Capital Value Managed Fund, Sun Capital Value Mid Cap Fund, and Sun Capital Value Small Cap Fund, and to the references to us under the headings "Financial Highlights" and "Additional Information" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information, all of which are part of this Registration Statement.



Boston, Massachusetts
April 20, 2001